SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOYD GAMING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0242733
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2950 Industrial Road
Las Vegas, Nevada 89109
(Address, including Zip Code, of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

9.25% Senior Notes due 2009	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The description regarding the Registrant’s 9.25% Senior Notes due 2009 set forth under the heading “Description of Exchange Notes” in the prospectus included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-69566) filed with, and declared effective by, the Securities and Exchange Commission on December 5, 2001, is incorporated herein by reference.

Item 2.    Exhibits.

1.
Registration Agreement, dated July 17, 1997, among the Registrant, Salomon Brothers Inc., UBS Securities LLC and CIBC Wood Gundy Securities Corp, incorporated herein by reference to Exhibit 4.1 included on the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1997.

2.
Form of Indenture relating to $200,000,000 aggregate principal amount of 9.25% Senior Subordinated Notes due 2003, including the Form of Note, incorporated herein by reference to Exhibit 4 included on the Registrant’s Registration Statement on Form S-3, File No. 333-0555, which was declared effective on September 30, 1996.

3.
Form of Indenture relating to 9.50% Senior Subordinated Notes due 2007, dated as of July 22, 1997, between the Registrant and State Street Bank and Trust Company, including the Form of Note, incorporated herein by reference to Exhibit 4.4 included on the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1997.

4.
First Supplemental Indenture, among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and the Bank of New York, as Trustee, dated as of December 31, 1996, incorporated herein by reference to Exhibit 4.5 included on the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1997.

5.
Registration Rights Agreement, dated as of July 26, 2001, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and the Initial Purchasers named therein, incorporated herein by reference to Exhibit 4.5 included on the Registrant’s Registration Statement on Form S-4, File No. 333-69566, which was declared effective on December 5, 2001.

6.
Form of Indenture relating to $200,000,000 aggregate principal amount of 9.25% Senior Notes due 2009, dated as of July 26, 2001, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and The Bank of New York, as Trustee, including the Form of Note, incorporated herein by reference to Exhibit 4.6 included on the Registrant’s Registration Statement on Form S-4, File No. 333-69566, which was declared effective on December 5, 2001.

7.
Registration Rights Agreement, dated as of April 8, 2002, by and between the Registrant, as Issuer, and the Initial Purchasers named therein, incorporated herein by reference to Exhibit 4.7 included on the Registrant’s Registration Statement on Form S-4, File No. 333-89774, which was declared effective on June 19, 2002.

8.
Form of Indenture relating to $250,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2012, dated as of April 8, 2002, by and between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee, including the Form of Note, incorporated herein by reference to Exhibit 4.8 included on the Registrant’s Registration Statement on Form S-4, File No. 333-89774, which was declared effective on June 19, 2002.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOYD GAMING CORPORATION

Date:	September 27, 2002	By:	/s/ Ellis Landau
Ellis Landau Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

1.
Registration Agreement, dated July 17, 1997, among the Registrant, Salomon Brothers Inc., UBS Securities LLC and CIBC Wood Gundy Securities Corp, incorporated herein by reference to Exhibit 4.1 included on the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1997.

2.
Form of Indenture relating to $200,000,000 aggregate principal amount of 9.25% Senior Subordinated Notes due 2003, including the Form of Note, incorporated herein by reference to Exhibit 4 included on the Registrant’s Registration Statement on Form S-3, File No. 333-0555, which was declared effective on September 30, 1996.

3.
Form of Indenture relating to 9.50% Senior Subordinated Notes due 2007, dated as of July 22, 1997, between the Registrant and State Street Bank and Trust Company, including the Form of Note, incorporated herein by reference to Exhibit 4.4 included on the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1997.

4.
First Supplemental Indenture, among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and the Bank of New York, as Trustee, dated as of December 31, 1996, incorporated herein by reference to Exhibit 4.5 included on the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1997.

5.
Registration Rights Agreement, dated as of July 26, 2001, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and the Initial Purchasers named therein, incorporated herein by reference to Exhibit 4.5 included on the Registrant’s Registration Statement on Form S-4, File No. 333-69566, which was declared effective on December 5, 2001.

6.
Form of Indenture relating to $200,000,000 aggregate principal amount of 9.25% Senior Notes due 2009, dated as of July 26, 2001, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and The Bank of New York, as Trustee, including the Form of Note, incorporated herein by reference to Exhibit 4.6 included on the Registrant’s Registration Statement on Form S-4, File No. 333-69566, which was declared effective on December 5, 2001.

7.
Registration Rights Agreement, dated as of April 8, 2002, by and between the Registrant, as Issuer, and the Initial Purchasers named therein, incorporated herein by reference to Exhibit 4.7 included on the Registrant’s Registration Statement on Form S-4, File No. 333-89774, which was declared effective on June 19, 2002.

8.
Form of Indenture relating to $250,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2012, dated as of April 8, 2002, by and between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee, including the Form of Note, incorporated herein by reference to Exhibit 4.8 included on the Registrant’s Registration Statement on Form S-4, File No. 333-89774, which was declared effective on June 19, 2002.